Exhibit 99.1

LSC Communications Acquires Publishers Press

Further Expands Printing and Distribution Services

CHICAGO—(BUSINESS WIRE)—LSC Communications (NYSE: LKSD) announced today that it has acquired Publishers Press, a leading family-owned printing and digital solutions provider based in Lebanon Junction, Kentucky from Publishers Printing Company, LLC and certain of its affiliates. Publishers Press’ capabilities include web-offset printing, prepress and distribution services for magazine and retail brands.

Dave Cardona, LSC’s President of Magazine Sales, commented, “With Publishers Press’ strong industry reputation, expertise in publication printing and high volumes in distribution and mailing services, this acquisition will be extremely beneficial for our clients.”

Publishers Press has evolved over five generations in the industry, and is known for printing the first magazine produced with a complete computer-to-plate process. With nearly 1,200 employees in Kentucky, the Publishers Printing Business of Publishers Press is ranked among the largest publication printers in North America.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. The company’s traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, LSC’s supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

Investor Relations Contact:

LSC Communications, Inc.

Janet Halpin

Senior Vice President, Treasurer & Investor Relations

investor.relations@lsccom.com

773-272-9275